As filed with the Securities and Exchange Commission on December 15, 2017
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

COMMERCIAL VEHICLE GROUP, INC.
(Exact name of registrant as specified in its charter)

Delaware	41-1990662
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

7800 Walton Parkway New Albany, Ohio	43054
(Address of Principal Executive Offices)	(Zip Code)

Commercial Vehicle Group, Inc. 2014 Equity Incentive Plan
(Full title of the plan)

Aneezal H. Mohamed, Esq.
General Counsel, Compliance Officer and Secretary
Commercial Vehicle Group, Inc.
7800 Walton Parkway
New Albany, Ohio 43054
Telephone: (614) 289-0326
Telecopy: (614) 289-0189
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☒

Non-accelerated filer	☐	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered(1)	Proposed maximum offering price per share(3)	Proposed maximum aggregate offering price(3)	Amount of registration fee(3)
Common Stock, par value $0.01 per share	2,000,000 shares(2)	$10.42	$20,840,000	$2,594.58

(1)
Pursuant to Rule 416 under the Securities Act of 1933, as amended, this Registration Statement shall also cover any additional shares of common stock which become issuable under the above-named plan by reason of any stock dividend, stock split, recapitalization or any other similar transaction effected without the receipt of consideration which results in an increase in the number of our outstanding shares of common stock.

(2)
Consists of 2,000,000 additional shares issuable under the registrant’s Amended and Restated 2014 Equity Incentive Plan, which additional shares were approved by the registrant’s stockholders at the registrant’s annual meeting of stockholders held on May 16, 2017.

(3)
Estimated pursuant to Rules 457(c) and 457(h) solely for purposes of calculating the amount of the registration fee upon the average of the high and low prices of the registrant’s common stock on December 11, 2016 as reported on the NASDAQ Global Select Market.

EXPLANATORY NOTE
This Registration Statement is filed to register the offer and sale of an additional 2,000,000 shares (the “Additional Shares”) of our common stock, par value $0.01 per share (the “Common Stock”) to be issued under the Commercial Vehicle Group, Inc. Amended and Restated 2014 Equity Incentive Plan (the “Plan”) The Additional Shares authorized for issuance under the Plan was approved by the stockholders of Commercial Vehicle Group, Inc. (the “Company”) at the Company’s 2017 annual meeting held on May 16, 2017. Pursuant to General Instruction E of Form S-8, this Registration Statement on Form S-8 hereby incorporates by reference the contents of the Company’s Registration Statement on Form S-8 filed with the Commission on August 22, 2014 (Registration No. 333-198312), relating to 2,277,149 shares of Common Stock to be offered and sold under the Plan.

PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
Item 3. Incorporation of Documents by Reference.
The Company is subject to the informational and reporting requirements of Sections 13(a), 14, and 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and in accordance therewith files reports, proxy statements and other information with the Securities and Exchange Commission (the “Commission”). The following documents, which have been filed by the Company with the Commission, are incorporated in this Registration Statement by reference:

(a)	The Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2016, filed on March 9, 2017, as subsequently amended on March 13, 2017;

(b)
The Company’s Quarterly Reports on Form 10-Q for the quarterly period ended March 31, 2017, filed on May 5, 2017, for the quarterly period ended June 30, 2017, filed on August 7, 2017, and for the quarterly period ended September 30, 2017, filed on November 7, 2017;

(c)	The Company’s Current Reports on Form 8-K, filed on March 14, April 13, May 5 (excluding Item 2.02 and Item 9.01 thereof), May 17, May 24, July 28, and November 2 of 2017;

(d)	All other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the registrant’s Annual Report referred to in (a) above; and

(e)
The description of the Company’s common stock, par value $0.01 per share, included under the caption “Description of Capital Stock” in the Prospectus forming a part of the Company’s Registration Statement on Form S-1, initially filed with the Commission on May 21, 2004 (Registration No. 333-115708), including exhibits, and as may be subsequently amended from time to time, which description has been incorporated by reference in Item 1 of the Company’s Registration Statement on Form 8-A, filed pursuant to Section 12 of the Exchange Act, on August 5, 2004 (Registration No. 000-50890); and the Company’s registration statement on Form 8-A, filed pursuant to Section 12 of the Exchange Act on May 22, 2009, as amended by Amendment No. 1 to registration statement on Form 8-A/A, filed pursuant to Section 12 of the Exchange Act on March 9, 2011 (Registration No. 001-34365).

All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents. Unless expressly incorporated into this Registration Statement, a report furnished but not filed on Form 8-K shall not be incorporated by reference into this Registration Statement.
Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.
Item 8. Exhibits.
Reference is made to the attached Exhibit Index, which is incorporated by reference herein.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New Albany, State of Ohio, on December 13, 2017.

COMMERCIAL VEHICLE GROUP, INC.

By:	/s/ Patrick E. Miller
Name:	Patrick E. Miller
Title:	Chief Executive Officer
POWER OF ATTORNEY
KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Aneezal Mohamed as his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities (including his or her capacity as a director and/or officer) to sign any or all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on December 13, 2017.

Signature	Title

/s/ Richard A. Snell	Chairman and Director
Richard A. Snell

/s/ Patrick E. Miller Patrick E. Miller	President, Chief Executive Officer (Principal Executive Officer) and Director

/s/ C. Timothy Trenary C. Timothy Trenary	Chief Financial Officer (Principal Financial Officer)

/s/ Stacie N. Fleming Stacie N. Fleming	Chief Accounting Officer (Principal Accounting Officer)
/s/ Scott C. Arves Scott C. Arves	Director

/s/ Harold Bevis	Director
Harold Bevis
/s/ Wayne Rancourt	Director
Wayne Rancourt

/s/ Roger Fix	Director
Roger Fix
/s/ Robert C. Griffin	Director
Robert C. Griffin

EXHIBIT INDEX

Exhibit Number	Description

4.1*
Commercial Vehicle Group, Inc. Amended and Restated Commercial Vehicle Group, Inc. 2014 Equity Incentive Plan (incorporated by reference to Exhibit 10.1 of the Company’s Current Report on Form 8-K, filed on May 17, 2017).

5.1	Opinion of Norton Rose Fulbright US LLP with respect to the legality of the shares of common stock being registered hereby (filed herewith).

23.1	Consent of KPMG LLP (filed herewith).

23.2	Consent of Norton Rose Fulbright US LLP (included in Exhibit 5.1).

24	Power of Attorney (contained within signature page).

* Incorporated by reference to exhibits previously filed.